Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2021 and, if not defined in the Form 8-K, the final prospectus and definitive proxy statement (the “proxy statement/prospectus”) filed with the SEC on June 1, 2021.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

FTAC Olympus Acquisition Corp. is a blank check company incorporated as a Cayman Islands exempted company on June 2, 2020. FTAC Olympus Acquisition Corp. was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities. On March 31, 2021, there was approximately $754.8 million held in the Trust Account.

Payoneer Inc. (together with its subsidiaries, “Payoneer” or the “Company”), is a global payment services company, providing people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. The Company offers a suite of services that includes cross-border payments, working capital, risk management and other payment and stored value account services. The Company is a registered Member Service Provider (“MSP”) with Mastercard, and markets, manages and services prepaid cards on behalf of issuing banks. The fully-hosted service includes various payment options with minimal integration required, full back-office functions and customer support offered.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Reorganization occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 presents pro forma effect to the Reorganization as if it had been completed on January 1, 2020.

The unaudited pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Reorganization occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with FTAC Olympus Acquisition Corp.’s and Payoneer’s audited and unaudited financial statements and related notes, the sections titled “FTOC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Payoneer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information contained in the proxy statement/prospectus..

The Reorganization will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP.

Description of the Transactions

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of FTAC Olympus Acquisition Corp. and Payoneer Inc., adjusted to give effect to:

●	The impact of the business combination, including the domestication; the merging of First Merger Sub merged with and into FTOC, with FTOC surviving as a direct wholly owned subsidiary of ParentCo; the merging of Second Merger Sub merged with and into Payoneer, with Payoneer surviving as a direct wholly owned subsidiary of ParentCo; and upon consummation of the transactions contemplated by the Reorganization Agreement, ParentCo was renamed “Payoneer Global Inc.”

●	The issuance of consideration to existing Legacy Payoneer stockholders, consisting of shares of New Payoneer common stock, cash and the commitment to provide up to an additional 30.0 million shares of New Payoneer common stock if certain share price targets are met during the five-year period following the consummation of the Business Combination;

●	The issuance of consideration to existing FTOC shareholders, consisting of shares of New Payoneer common stock;

●	The impacts of the Sponsor Share Surrender and Share Restriction Agreement, including the immediate forfeiture of 1,941,109 FTOC Class B ordinary shares held by the Sponsor and 723,333 private placement warrants;

●	The conversion of all outstanding Public Warrants into warrants with the right to receive a number of New Payoneer common stock with the same terms.

●	The conversion of all outstanding Payoneer options and warrants into options and warrants exercisable for shares of New Payoneer common stock with the same terms except for the number of shares exercisable and the exercise price, each of which were adjusted using the Exchange Ratio;

●	the impact of the Subscription Agreements, including the proceeds of $300 million from the issuance of 30,000,000 shares of New Payoneer common stock to investors; and

●	the redemption of 18,033,066 shares of FTOC Class A ordinary shares for an aggregate redemption payment of $180.3 million.

Consideration

	Purchase Price	Shares Issued
	(in thousands, except share amounts)
Share Consideration to FTAC Olympus Acquisition Corp(a)	$596,113	77,081,295
PIPE(a)	$300,000	30,000,000

(a)	The value of FTOC Class A ordinary shares and the common shares to be issued to the PIPE investors is $10 per share.

Ownership

	Shares	%
Total Payoneer
FTAC Olympus Acquisition Corp(a)	77,081,295	22.7%
Existing Payoneer Shareholders(b)	231,263,364	68.4%
PIPE Shares	30,000,000	8.9%
Total Company Common Stock Outstanding at Closing (excluding unvested common stock, Payoneer Earn-out shares and Management Transaction Bonus Plan Pool)	338,344,659	100%
Payoneer Earn-Out Shares(c)	30,000,000
Management Transaction Bonus Plan Pool(d)	1,000,000
Total Company Common Stock Outstanding at Closing (excluding unvested common stock)	369,344,659

(a)	FTAC Olympus Acquisition Corp: based on outstanding shares, as of the Closing Date, of 59,611,310 FTOC Class A ordinary shares (following the redemption of 18,033,066 shares); 5,823,328 FTOC Class B ordinary shares which are not subject to restrictions; and 11,646,656 FTOC Class B ordinary share (the "Founder Shares") which are subject to restriction per section 1.2 of the Sponsor Share Surrender and Share Restriction Agreement. Founder Shares holders shall not Transfer, or permit the Transfer of, a number equal to 50% of the Founder Shares, until the first date that New Payoneer common stock price equals or is greater than $15.00 per share for any 20 Trading Days within any 30 Trading Day period; and FTOC Class B shareholders shall not Transfer, or permit the Transfer of, a number equal to 50% of the Founder Shares, until the first date that the New Payoneer common stock price equals or is greater than $17.00 per share for any 20 Trading Days within any 30 Trading Day period.
(b)	Existing Payoneer Shareholders — represents the number of New Payoneer shares issued to Legacy Payoneer stockholder, based on (i) 111,452,020 preferred shares; (ii) 31,143,179 outstanding shares as of the Closing Date; and (iii) 1,562 RSUs vested at the Closing Date, the sum of which is reduced by 19,584,328 shares that were subject to cashout, and multiplied by the Exchange Ratio of 1.88.
(c)	Payoneer Earn-Out Shares — per section 3.10 (a) to the Reorganization — these shares are subject to earn-out based on market price of New Payoneer common stock price following the Closing date. If at any time during the 30 months following the Closing Date the closing share price of the New Payoneer common stock is greater than or equal to $15.00 over any 20 Trading Days within any 30 Trading Day period, one-half of the Earn-Out Shares shall be issued; and if at any time during the 60 months following the Closing Date the closing share price of the New Payoneer common stock is greater than or equal to $17.00 over any 20 Trading Days within any 30 Trading Day period, one-half of the Earn-Out Shares shall be issued.
(d)	Management Transaction Bonus Plan Pool — per section 7.18 (c) to the Reorganization Agreement.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are based on the historical financial statements of FTAC Olympus Acquisition Corp. and Payoneer. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(in thousands)

	as of March 31, 2021				as of March 31, 2021
	Payoneer (Historical)	FTAC Olympus Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$104,676	$4,003	$476,241	(A)	$584,920
Restricted cash	26,449	—	—		26,449
Customer funds	3,324,684	—	—		3,324,684
Accounts receivable, net	4,722	—	—		4,722
CA receivables, net	72,032	—	—		72,032
Other current assets	18,273	383	—		18,656
Total current assets	3,550,836	4,386	476,241		4,031,463
NON-CURRENT ASSETS:
Property, equipment and software, net	11,903	—	—		11,903
Goodwill	21,796	—	—		21,796
Intangible assets, net	34,506	—	—		34,506
Restricted cash	6,196	—	—		6,196
Deferred taxes	2,630	—	—		2,630
Investment in associated company	6,836	—	—		6,836
Severance pay fund	1,837	—	—		1,837
ROU assets	17,042	—	—		17,042
Marketable securities held in trust account	—	754,788	(754,788)	(B)	—
Other assets	18,350	—	(1,700)	(E)	16,650
Total assets	$3,671,932	$759,174	$(280,247)		$4,150,859

LIABILITIES, REDEEMABLE PREFERRED STOCK AND REDEEMABLE CONVERTIBLE PREFERRED STOCK
CURRENT LIABILITIES:
Trade payables	13,215	2,133	—		15,348
Outstanding operating balances	3,324,684	—	—		3,324,684
Current portion of long-term debt	15,000	—	—		15,000
Other payables	58,093	—	93,300	(F)	151,393
Total current liabilities	3,410,992	2,133	93,300		3,506,425

NON-CURRENT LIABILITIES:
Long-term debt	49,026	—	—		49,026
Warrant liability	—	55,127	(1,541)	(P)	53,587
Deferred underwriting fee payable	—	30,285	(30,285)	(H)	—
Other long-term liabilities	21,940	—	—		21,940
Total liabilities	3,481,958	87,545	61,474		3,630,977

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021 — (Continued)
(in thousands)

	as of March 31, 2021				as of March 31, 2021
	Payoneer (Historical)	FTAC Olympus Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Redeemable convertible preferred stock, $0.01 par value, 111,452,020 shares authorized; 111,452,020 shares issued and outstanding; aggregate liquidation preference of $216,574 at March 31, 2021. Pro forma 0 Shares Authorized, Issued and outstanding as of March 31, 2021	154,800	—	(154,800)	(I)	—
Redeemable preferred stock, $0.01 par value, 3,500 shares authorized; 3,500 shares issued and outstanding; aggregate liquidation preference of $37,451 at March 31, 2021	10,735	—	—		10,735
Common stock subject to possible redemption 66,662,879 shares at $10.00 per share redemption value; Pro forma 0 shares at $10.00 per share redemption value	—	666,629	(666,629)	(J)	—
SHAREHOLDERS’ EQUITY:					—
Common stock; Payoneer historical Common stock of $0.01; 173,274,443 Shares authorized as of March 31, 2021; 26,435,097 Shares issued and outstanding as of March 31, 2021; FTAC Olympus Acquisition Corp (historical) Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 10,981,497 shares issued and outstanding (excluding 66,662,879 shares subject to possible redemption); Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 19,411,094 shares issued and outstanding; Pro Forma Combined, Class A ordinary shares, $0.0001 par value; 0 shares authorized issued and outstanding; Class B ordinary shares, $0.0001 par value; 0 shares authorized issued and outstanding; Pro Forma Combined Common stock of $0.01; 3,800,000,000 Shares authorized as of March 31, 2021; 338,344,659 Shares issued and outstanding as of March 31, 2021	264	3	3,116	(N)	3,383
Additional paid-in capital	84,765	23,199	462,777	(K)	570,741
Accumulated other comprehensive income	2,985	—	—		2,985
Accumulated deficit	(63,575)	(18,202)	13,815	(L)	(67,962)
Total shareholders’ equity	24,439	5,000	479,708		509,147
Total liabilities, redeemable preferred stock, redeemable convertible preferred stock and shareholders’ equity	$3,671,932	$759,174	$(280,247)		$4,150,859

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share data)

	For the three months ended March 31, 2021
	Payoneer (Historical)	FTAC Olympus Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$100,606	—	—		$100,606
Operating Expenses:
Transaction costs	20,155	—	—		20,155
Other operating expenses	26,614	—	—		26,614
Research and development expenses	16,653	—	—		16,653
Sales and marketing expenses	23,139	—	—		23,139
General and administrative expenses	10,517	3,115	—		13,632
Depreciation and amortization	4,677	—	—		4,677
Total operating expenses	101,755	3,115	—		104,870
Operating loss	(1,149)	(3,115)	—		(4,264)
Financial income (loss), net	(622)	(5,934)	147	(AA)	(6,409)
Loss before taxes on income	(1,771)	(9,049)	147		(10,673)
Taxes on Income	1,731	—	—		1,731
Share in losses of associated company	6	—	—		6
Net Loss	$(3,508)	$(9,049)	$147		$(12,410)
Net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.42)
Weighted average common shares outstanding, basic and diluted	29,185,545	21,581,094
Pro forma net loss per share attributable to common stockholders, basic and diluted					$(0.04)
Pro forma weighted average common shares outstanding, basic and diluted					335,209,072

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	For the year ended December 31, 2020
	Payoneer (Historical)	FTAC Olympus Acquisition Corp. (Historical, As Restated)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$345,592	—	—		$345,592
Operating Expenses:
Transaction costs	97,040	—	—		97,040
Other operating expenses	81,976	—	—		81,976
Research and development expenses	52,301	—	—		52,301
Sales and marketing expenses	76,846	—	—		76,846
General and administrative expenses	37,629	685	—		38,314
Depreciation and amortization	17,095	—	—		17,095
Total operating expenses	362,887	685	—		363,572
Operating loss	(17,295)	(685)	—		(17,980)
Financial income (loss), net	2,012	(8,469)	141	(AA)	(6,316)
Loss before taxes on income	(15,283)	(9,154)	141		(24,296)
Taxes on income	8,320	—	—		8,320
Share in losses of associated company	143	—	—		143
Net Loss	$(23,746)	$(9,154)	$141		$(32,759)
Net loss per share attributable to common stockholders, basic and diluted	$(1.50)	$(0.44)
Weighted average common shares outstanding, basic and diluted	25,004,093	20,766,410
Pro forma net loss per share attributable to common stockholders, basic and diluted					$(0.10)
Pro forma weighted average common shares outstanding, basic and diluted					328,516,886

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are based on the historical financial statements of Payoneer and FTAC Olympus Acquisition Corp. For the purposes of this section, “Legacy Payoneer” refers to Payoneer Inc. prior to the Reorganization. The transaction accounting adjustments for the transaction consist of those necessary to account for the transaction.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Payoneer and FTAC Olympus Acquisition Corp. did not have any historical relationship prior to the Reorganization. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021, assumes that the Reorganization occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 presents pro forma effect to the Reorganization as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	FTAC Olympus Acquisition Corp.’s unaudited condensed balance sheet as of March 31, 2021, and the related notes for the three months ended March 31, 2021, included in the proxy statement/prospectus; and

●	Payoneer’s unaudited condensed consolidated balance sheet as of March 31, 2021, and the related notes for the three months ended March 31, 2021 included in the proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	FTAC Olympus Acquisition Corp.’s unaudited condensed statement of operations for the three months ended March 31, 2021, and the related notes included in the proxy statement/prospectus; and

●	Payoneer’s unaudited condensed consolidated statements of operations for the three months ended March 31, 2021 and the related notes included in the proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	FTAC Olympus Acquisition Corp.’s audited statement of operations for the period from June 2, 2020 (inception) through December 31, 2020, as restated, and the related notes included in the proxy statement/prospectus; and

●	Payoneer’s audited consolidated statements of operations for the year ended December 31, 2020 and the related notes included in the proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Reorganization.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Reorganization taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Payoneer. They should be read in conjunction with the historical financial statements and notes thereto of FTAC Olympus Acquisition Corp. and Payoneer.

2	Accounting Policies

Concurrently with the consummation of the Business Combination, management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Payoneer. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Reorganization and has been prepared for informational purposes only.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Payoneer filed consolidated income tax returns during the periods presented.

The unaudited condensed combined pro forma statements of operations do not contain any adjustment for the related effect on income tax expense for the three months ended March 31, 2021 and the year ended December 31, 2020 applied to the reduction in interest and any transaction costs expense as none of the companies currently believe that a tax deduction would be realizable.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of New Payoneer’s shares outstanding, assuming the Reorganization occurred on January 1, 2020.

In addition, certain holders have the right to receive additional shares of Common Stock if certain share price thresholds are achieved within five years of the Closing Date. The Company is currently finalizing its accounting analysis of the Earn-Out Shares, and specifically, whether the Earn-Out shares are earned based on events that are indexed to the common stock of New Payoneer. The potential effect of these Earn-Out Shares, which will be treated as equity or as a liability, upon completion of its accounting analysis, has currently been excluded from these unaudited proforma condensed combined financial information. Additionally, the Company will analyze its accounting of the Founder Shares as a result of the proposed Reorganization. The Founder Shares have been classified within equity in this Unaudited Pro Forma Condensed Combined financial information.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:

	(in thousands)
Reclassification of Marketable securities held in Trust Account	$754,788	(B)
Redemption of FTOC ordinary shares	(180,345)	(Q)
Cash distribution	(398,202)	(C)
Proceeds from PIPE	300,000	(D)
	$476,241	(A)

(B)	Reflects the reclassification of $754.8 million of marketable securities held in the Trust Account.

(C)	Represents the cash distribution of $398.2 million to Payoneer stockholders as part of merger consideration; comprised of $368.7 million to shareholders of Legacy Payoneer as of the Closing Date, and $29.5 to holders of Legacy Payoneer outstanding vested options holders.

(D)	Reflects the proceeds of $300.0 million from the issuance and sale of 30,000,000 shares of common stock at $10.00 per share in a private placement pursuant to the Subscription Agreements.

(E)	Represents elimination of an amount of $1.7 million of transaction costs already recorded on the balance sheet.

(F)	Represents estimated transaction costs of approximately $95.0 million dollars consisting of $64.7 million incurred by Legacy Payoneer and FTOC in consummating the transaction (See G) and approximately $30.3 million of Deferred Underwriting Fee Payable (see H) classified to short term liability. The adjustment reflects the $95.0 million net of the $1.7 million already recorded on the balance sheet.

(G)	Represents transaction costs of approximately $64.7 million incurred by Legacy Payoneer and FTOC in consummating the transaction. The transaction costs incurred by Legacy Payoneer and FTOC are partly related to the issuance of New Payoneer Warrants, based on the fair value of the warrants as of March 31, 2021; an amount equal to $60.3 is attributed to the issuance of New Payoneer common stock, and was accordingly recognized as a decrease to additional paid-in capital; an amount equal to $3.9 million is attributed to the issuance of New Payoneer Warrants, and was accordingly recognized as accumulated deficit; and an amount equal to $0.5 million is attributed to the Cash Consideration, and was also recognized as accumulated deficit.

(H)	Represents the reclassification of $30.3 million of Deferred Underwriting Fee Payable (see F) to short term liability.

(I)	Reflects the conversion of 111,452,020 shares of Legacy Payoneer convertible preferred stock into 111,452,020 shares of Legacy Payoneer common stock.

(J)	Reflects the reclassification of $666.6 million related to FTOC ordinary shares subject to possible redemption.

(K)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

Payment of transaction fees for Legacy Payoneer	$(60,328)	(G)
Issuance of common stock to the PIPE investors	300,000	(D)
Conversion of Legacy Payoneer preferred stock to Legacy Payoneer common stock	154,800	(I)
Reclassification of FTOC ordinary shares subject to redemption	666,629	(J)
Redemption of ordinary shares	(180,345)	(Q)
Surrender of Private Placement Warrants	1,541	(P)
Cash distribution	(398,202)	(C)
Reclassification of FTAC Olympus Acquisition Corp. accumulated deficit	(18,202)	(M)
Adjustment of Par value of shares	(3,116)	(N)
	$462,777	(K)

(L)	Represents pro forma adjustments to accumulated deficit to reflect the following:

Reclassification of FTAC Olympus Acquisition Corp. accumulated deficit	18,202	(M)
Transaction expenses not capitalized	(550)	(O)
Transaction expenses related to issuance of New Payoneer Warrants	(3,837)	(H)
	$13,815	(L)

(M)	Represents the amount of the formation and operating costs recorded in FTAC Olympus Acquisition Corp as well as the revaluation of warrants and related transaction costs.

(N)	Represents pro forma adjusted common stock based on the total outstanding shares as per the Ownership table above minus the total amount of shares outstanding as of the Closing Date:

Shares
Conversion of Legacy Payoneer preferred stock to Legacy Payoneer common stock	111,452,020
Additional Stock issued to Payoneer as per consideration(1)	93,376,247
Reclassification of FTOC Class A ordinary share(2)	48,629,813
Forfeiture of FTOC Class B ordinary share(3)	(1,941,109)
PIPE	30,000,000
Total pro-forma adjusted common stock	281,516,971

(1)	Calculated as the sum of 69,965,880 additional shares issued to Legacy Payoneer preferred stockholders and 18,700,723 issued to Legacy Payoneer Common Stockholders as the Per Share Stock Consideration, and 4,709,644 Legacy Payoneer Common Stock issued between March 31, 2021 and the Closing Date.
(2)	Represents 66,662,879 FTOC Class A ordinary shares subject to possible redemption minus 18,033,066 redeemed shares.
(3)	Represents Founder Shares which the Sponsor has agreed to forfeit (see note (e) to Ownership table above).

(O)	Represents $550 thousand of transaction expenses that would not be capitalized.

(P)	Represents the Sponsor's forfeiture and surrender, for no consideration, of 723,333 Private Placement Warrants.

(Q)	Represents redemption of 18,033,066 shares of FTOC Class A ordinary shares , an aggregate of $180.3 million, at a redemption price of approximately $10.0 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(AA)	Represents the pro forma adjustment to Financial Income (loss), net, as follows:

	Three months ended March 31, 2021	Year ended December 31, 2020
Interest earned on Trust Account	$(25)	$(19)	(BB)
Surrender of Private Placement Warrants	166	166	(CC)
	$141	$147	(AA)

(BB)	Represents interest earned on money in Trust Account that has been cancelled.

(CC)	Reflects the reversal of the loss recognized by FTOC for the three months ended March 31, 2021 and for the year ended December 31, 2020 from the change in fair value of the warrant liability attributable to the surrendered Private Placement Warrants, as described in adjustment (P) above.

4.	Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Reorganization, assuming the shares were outstanding since January 1, 2020. As the Reorganization is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Reorganization have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared for the three months ended March 31, 2021 and the year ended December 31, 2020:

NEW PAYONEER

	Three months ended March 31, 2021	Year ended December 31, 2020
Pro forma net loss (in thousands)	$(12,410)	$(32,759)
Weighted average shares outstanding – basic and diluted	335,209,072	328,516,886
Net loss per share – basic and diluted	$(0.04)	$(0.10)
Weighted average shares outstanding – basic and diluted
FTAC Olympus Acquisition Corp(a)	77,081,295	77,081,295
PIPE Investors	30,000,000	30,000,000
Legacy Payoneer stockholders(b)(d)	46,709,877	40,017,691
Legacy Payoneer Converted preferred shares(c)	181,417,900	181,417,900
	335,209,072	328,516,886

(a)	FTAC Olympus Acquisition Corp: based on current outstanding shares of 59,611,310 FTOC Class A ordinary shares, following the redemption of 18,033,066 shares, 5,823,328 FTOC Class B ordinary shares which are not subject to restrictions, and 11,646,656 Founder Shares. The pro forma basic and diluted shares of FTAC Olympus Acquisition Corp. stockholders exclude 25,158,125 million warrants, as these are not deemed a participating security and their effect is antidilutive.

(b)	Calculated as the weighted average outstanding shares for each period multiplied by the number of shares to be issued per each Payoneer outstanding common stock in the execution of the Reorganization.

(c)	Based on 111,452,020 outstanding shares of Legacy Payoneer as of the Closing Date, reduced by 14,953,137 shares that were subject to cashout, and multiplied by the Exchange Ratio of 1.88.

(d)	The pro forma basic and diluted shares of Legacy Payoneer stockholders exclude 50.3 million unexercised employee stock options and unvested RSUs and 1.8 million warrants, as these are not deemed a participating security and their effect is antidilutive.